EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated December 6, 2001, on our audit of the consolidated financial statements of VPN Communications Corporation and subsidiary as of September 30, 2001 and for the year then ended.

/S/ Kabani & Company, Inc.

Kabani & Company, Inc.
Certified Public Accountant

Fountain Valley, California
May 22, 2002